                                                                      EXHIBIT 11

TURNER BROADCASTING SYSTEM, INC.
Computation of Primary Earnings Per Share
(in thousands, except per share data)


                                                                      TWELVE MONTHS ENDED
                                                                       DECEMBER 31, 1994
                                                                      -------------------
Net income applicable to common stock                                        $ 21,157
                                                                             ========

Weighted average number of shares outstanding during the period               204,286

Add: Common equivalent shares issuable assuming conversion of
             Class C Convertible Preferred Stock                               74,382

     Shares issuable upon exercise of stock options                            13,811

Subtract: Shares which would have been purchased with proceeds
             from exercise of such stock options                               11,169
                                                                             --------

Weighted average number of common stock, common stock
     equivalents and converted shares outstanding                             281,310
                                                                             ========

Weighted average number of Class A common shares and common
     stock equivalents                                                         68,330
                                                                             ========

Weighted average number of Class B common shares and common
     stock equivalents                                                        212,980
                                                                             ========

Earnings per share and common stock equivalent of Class A
     and Class B Common Stock                                                $   0.08
                                                                             ========


TURNER BROADCASTING SYSTEM, INC.
Computation of Fully-Diluted Earnings Per Share
(in thousands, except per share data)


                                                                     TWELVE MONTHS ENDED
                                                                       DECEMBER 31, 1994
                                                                      -------------------
Net income applicable to common stock                                        $ 21,157
                                                                             ========

Add: Interest expense on zero coupon subordinated convertible
             notes due 2007                                                    16,927
     Interest expense on 6.5% convertible notes                                 1,893

Subtract: Additional income taxes                                              (7,867)
                                                                             --------

Adjusted net loss applicable to common stock                                 $ 32,110
                                                                             ========

Weighted average number of shares outstanding during the period               281,310

Add: Common equivalent shares issuable assuming conversion of
             convertible notes due 2007                                         7,440

     Shares issuable assuming conversion of 6.5%
             convertible notes                                                  1,523
                                                                             --------

Weighted average number of common stock, common stock
     equivalents and convertible shares, assuming full dilution               290,273
                                                                             ========

Weighted average number of Class A common shares and common
     equivalents and convertible shares, assuming full dilution                68,330
                                                                             ========

Weighted average number of Class B common shares and common
     equivalents and convertible shares, assuming full dilution               221,943
                                                                             ========

Earnings per share and common stock equivalent of Class A
     and Class B Common Stock                                                $   0.11
                                                                             ========




This calculation is submitted in accordance with the rules and regulations of the Securities and Exchange Commission. Under generally accepted accounting principles this presentation would not be made because it is anti-dilutive.